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                                                             EXHIBIT (d)(1)

                       CORPORATE MANAGEMENT AGREEMENT

      AGREEMENT made as of the 15th day of July, 1988 by and between AHA Investment Funds, Inc., a corporation organized under the laws of the State of Maryland (hereinafter called the "Fund") and Hewitt Associates, a partnership organized under the laws of the State of Illinois (hereinafter called the "Investment Consultant"):

      WHEREAS, the Fund intends to engage in business as an open-end diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Investment Consultant is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and as a part of its business activities, assists clients in investment planning, including asset allocation and investment manager selection; and

      WHEREAS, the Investment Consultant proposes to enter into Asset Management Services Agreements (the "Asset Management Agreements") with member hospitals of the American Hospital Association ("AHA"), and their affiliated organizations ("Member Organizations") pursuant to which the Investment Consultant will provide investment consulting and other services to Member Organizations and may enter into similar agreements with other organizations in the future; and

      WHEREAS, the Fund intends to make its shares available to organizations which have entered into Asset Management Agreements with the Investment Consultant; and

      WHEREAS, the Fund desires to avail itself of the experience, advice, assistance and facilities of the Investment Consultant and to have the Investment Consultant provide various management and consultation services on the terms and conditions hereinafter set forth; and

      WHEREAS, the Investment Consultant is willing to furnish such services on the terms and conditions hereinafter set forth.

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      NOW, THEREFORE, this Agreement

                            W I T N E S S E T H:

that in consideration of the premises and the mutual covenants hereinafter contained, the Fund and the Investment Consultant agree as follows:

                                  ARTICLE I

                    APPOINTMENT OF INVESTMENT CONSULTANT;
                          ACCEPTANCE OF APPOINTMENT

      SECTION 1.1. The Fund hereby appoints and retains the Investment Consultant to supervise and manage the operations of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Fund, upon the terms hereinafter set forth.

      SECTION 1.2. The Investment Consultant hereby accepts such appointment and agrees to provide the services described below to the Fund upon the terms hereinafter set forth.

                                 ARTICLE II

                            DUTIES OF THE PARTIES

      SECTION 2.1. DUTIES OF THE INVESTMENT CONSULTANT. The Investment Consultant shall: (a) develop suitable investment programs for the investment portfolios ("Portfolios") of the Fund by determining the investment styles and strategies among which assets of the Portfolios should be allocated; (b) recommend to the Board of Directors of the Fund and, subject to the approval of the directors, select investment managers for the Portfolios; (c) supervise, evaluate, monitor and report on the services provided by the investment managers, negotiate agreements on behalf of the Fund with the investment managers, and allocate the assets of each Portfolio among the investment managers and coordinate the activities of the investment managers as necessary to assist in compliance with the investment policies and restrictions of the Portfolios and with Subchapter M of the Internal Revenue Code; (d) be solely responsible for the payment of the fees of investment managers of the Portfolios in such amounts as may be agreed to among the Fund, the Investment Consultant and the investment managers; (e) assist


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in the selection of and the negotiation of agreements with, and supervise the services provided by, the Fund's custodian, transfer agent, and other organizations which provide accounting, administrative, recordkeeping and other services to the Fund (but the Fund shall pay the fees and expenses of its custodian and transfer agent and such other organizations); (f) consult with the Board of Directors of the Fund and provide at its request such advice and recommendations as necessary to assist in managing the business and affairs of the Fund; and (g) make available the services of its partners or employees to serve as directors and officers of the Fund, subject to their due election and appointment; and (h) provide such administrative services to the Fund and such facilities as office space, equipment and personnel as may be necessary to provide services hereunder. All services to be furnished by the Investment Consultant under this Agreement may be furnished through such partners or employees of the Investment Consultant as it deems appropriate.

      SECTION 2.2. DUTIES OF THE FUND. In lieu of the payment of a fee to the Investment Consultant pursuant to this Agreement, the Fund agrees that:

      (a) it shall take all actions necessary to maintain its existence as a corporation in good standing and to maintain all federal and state registrations necessary for the offering of its shares in all jurisdictions requested by the Investment Consultant so as to enable shares of the Fund to be available for purchase by organizations which have entered into Asset Management Agreements with the Investment Consultant.

      (b) the Investment Consultant may impose upon and collect from organizations which have entered into Asset Management Agreements such fees as may be agreed to by the Investment Consultant and such organizations, and such fees shall constitute the compensation of the Investment Consultant for the services provided by the Investment Consultant hereunder (but which fees may also include compensation for services provided directly to such organizations under the Asset Management Agreements for consulting and other services).

                                 ARTICLE III

                            INVESTMENT MANAGEMENT

      SECTION 3.1. EXCLUSIVE APPOINTMENT. The Fund agrees that during the term of this Agreement, the assets of the Fund shall be managed only by the investment managers recommended by the Investment Consultant and approved by the Board of


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Directors of the Fund, subject to the terms of the agreements with such investment managers as approved by the Fund and to the terms of this Agreement as to the supervision of the investment managers and the allocation of assets to each of them by the Investment Consultant.

      SECTION 3.2. Notwithstanding the duties of the Investment Consultant hereunder to monitor and supervise the investment managers of the Portfolios, neither the Investment Consultant nor any of its partners or employees shall be required to evaluate the merits of investment selections or decisions by the investment managers or be required to approve such selections or decisions or to confirm their compliance with applicable investment policies and restrictions; such responsibilities being within the duties of the investment managers.

                                 ARTICLE IV

                                  EXPENSES

      SECTION 4.1. EXPENSES OF THE INVESTMENT CONSULTANT. The Investment Consultant shall bear the cost and expense of rendering all services required to be provided by it under this Agreement, including the costs of telephone service, heat, light, power and other utilities in connection therewith.

      SECTION 4.2.  EXPENSES OF THE FUND.

      The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation; charges and expenses of the Fund's registrar, custodian, transfer agent, dividend disbursing agent and shareholder servicing agent; brokerage fees and commissions; taxes; engraving and printing of share certificates; registration costs of the Fund and its shares under federal and state securities laws and expenses associated with the preparation and filing of required reports and the maintenance of the Fund's corporate existence; the costs and expense of printing prospectuses, proxy statements and reports, including typesetting, and of distributing these materials to shareholders; expenses of shareholders' and directors' meetings; fees and expenses of directors who are not partners or employees of the Investment Consultant or AHA; expenses incident to any dividend, withdrawal or redemption options; charges and


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expenses of outside services used in preparing and maintaining the books and records (including accounting records) of the Fund or used in pricing shares of the Portfolios or rendering administrative services; membership dues in industry organizations; interest on borrowings; postage, insurance premiums on property and personnel (including directors and officers); the fees and expenses of the Fund's independent accountants and its legal counsel; extraordinary expenses (including, but not limited to, legal claims and liabilities, litigation costs and indemnification); and all other costs of the Fund's operations.

      SECTION 4.3.  EXPENSE LIMITATIONS.

      In the event the operating expenses of any Portfolio for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to such Portfolio imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Consultant shall reimburse such Portfolio for the amount of such excess; but in an amount not to exceed the fees of the Investment Consultant for such year received by it and attributable to services provided under this Agreement. The Fund agrees that it shall seek to obtain waivers of the foregoing expense limitations as may be requested by the Investment Consultant from time to time and that, upon the granting of such waivers, the obligation of the Investment Consultant to reimburse expenses shall be determined in accordance with applicable expense limitations as so waived.

      For purposes of this provision, should any applicable expense limitations be based upon the gross income of the Fund, such gross income shall include, but not be limited to, interest on debt securities in the Fund's Portfolios accrued to and including the last day of the Fund's fiscal year, and dividends declared on equity securities in the Fund's Portfolios, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

                                  ARTICLE V

                            USE OF NAME AND LOGO

      SECTION 5.1. The Parties hereto acknowledge that the names "AHA", which comprises a component of the Fund's name, and "American Hospital Association", and all logos, emblems and other symbols associated with the foregoing, are


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property rights of AHA which the Investment Consultant has been granted the non-exclusive right to use and the right to permit the Fund to use pursuant to an agreement made as of March 1, 1988 by and between AHA and the Investment Consultant (the "Licensing Agreement"). The Fund agrees that its right to use the foregoing names and symbols shall be subject to the terms of the Licensing Agreement, that it shall make use thereof only as authorized by the Investment Consultant, and that, upon the request of the Investment Consultant, it shall cease such uses thereof as may be requested by the Investment Consultant and shall promptly take at the Fund's expense such steps as may be necessary to eliminate the use of the term "AHA" in the name of the Fund.

                                 ARTICLE VI

                               REPRESENTATIONS

      SECTION 6.1. BY THE INVESTMENT CONSULTANT. The Investment Consultant represents that:

      (a) it is a partnership duly organized under the laws of the State of Illinois;

      (b) it has in effect all registrations, licenses, bonds and approvals necessary for its entering into this Agreement and the performance of its duties hereunder and is registered as an investment adviser under the Advisers Act; and

      (c) the persons signing this Agreement on its behalf have full power and authority to do so.

      SECTION 6.2.  BY THE FUND.  The Fund represents that:

      (a) it is a corporation duly organized under the laws of the State of Maryland;

      (b)  it has full power and authority to enter into this Agreement;

      (c) it has in effect, or will obtain prior to the commencement of its operations, all registrations, licenses, bonds and approvals necessary for its entering into this Agreement and the performance of its duties hereunder and is registered as an investment company under the Act; and

      (d) the persons signing this Agreement on its behalf have full power and authority to do so.


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                                 ARTICLE VII

                                 WARRANTIES

      SECTION 7.2 BY THE INVESTMENT CONSULTANT. The Investment Consultant warrants that:

      (a) it shall perform its duties hereunder in full compliance with all applicable laws and regulations, including, but not limited to, the Act and the Advisers Act and all rules and regulations under such acts; and

      (b) it shall maintain all registrations, licenses, bonds, and approvals that may be necessary in the performance of its duties hereunder, including, but not limited to, its registration as an investment adviser under the Advisers Act.

      SECTION 7.2. BY THE FUND. The Fund warrants that it shall maintain all registrations, licenses, bonds and approvals that may be necessary, in the performance of its duties hereunder.

                                ARTICLE VIII

                              TERM OF AGREEMENT

      SECTION 8.1. DURATION AND TERMINATION. This Agreement shall become effective on the date first set forth above, but shall be subject to approval by the shareholders of each Portfolio of the Fund at the first special or annual meeting held by the Fund after commencement of the public offering of shares of the Fund. Unless such approvals are not obtained from shareholders or this Agreement is terminated as herein provided, this Agreement shall remain in effect until June 30, 1990 and shall continue in effect for successive periods of one year thereafter provided such continuance is approved at least annually by a majority shareholder vote, as defined in the Act, of each Portfolio or by the Board of Directors of the Fund; PROVIDED THAT, in either case, such continuance is also approved by the vote of a majority of the directors who are not interested persons, as defined in the Act, of the Fund or the Investment Consultant. This Agreement may be terminated as to any Portfolio at any time and without the payment of any penalty, upon sixty days' written notice by the Fund's Board of Directors, by the holders of the majority of the shares of a


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Portfolio or by Hewitt, and shall immediately terminate in the event of its assignment (to the extent required by the Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission. In the event that the Fund or shareholders of a Portfolio fail to approve or to continue this Agreement as may be necessary for the continuation thereof, the obligations of the Investment Consultant with respect to the Fund or such Portfolio (including the payment of any fees to the investment managers of the Fund or such Portfolio) shall cease; however, this Agreement shall remain in effect as to each Portfolio as to which such approval or continuation has been obtained.

                                 ARTICLE IX

                    INFORMATION AND DUTY RESPECTING FEES

      SECTION 9.1. The Fund agrees to furnish or otherwise make available to the Investment Consultant such reports, records and other information regarding the Fund and its Portfolios and the operations thereof as may be necessary for the Investment Consultant to perform the services required to be provided by it under this Agreement.

      SECTION 9.2. Upon the request of the Fund, the Investment Consultant shall provide such documents, financial information, reports and other information as may reasonably be necessary to permit the Fund's Board of Directors to make an informed decision as to whether to continue this Agreement and to evaluate the services and compensation of the Investment Consultant.

      SECTION 9.3. The parties hereto agree that the provisions of Section 36(b) of the Act shall be applicable to compensation received by the Investment Consultant and affiliated persons thereof which is paid by shareholders of the Fund and attributable to services provided to the Fund. To effectuate the foregoing, the Investment Consultant will provide information regarding fees it charges to organizations which have entered into Asset Management Agreements and information regarding fee reductions it has obtained from investment managers.

                                  ARTICLE X

            OTHER INVESTMENT ACTIVITIES OF INVESTMENT CONSULTANT

      SECTION 10.1. The Fund acknowledges that the Investment Consultant or one or more of its affiliates may


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have responsibilities or render services to other individuals or entities. The
Fund agrees that the Investment Consultant or its affiliates may give advice or exercise responsibility and take such other action with respect to other individuals or entities which may differ from advice given or the timing or nature of action taken with respect to the Fund, provided that the Investment Consultant acts in good faith. Nothing in this Agreement shall limit or restrict the Investment Consultant, its affiliates, or any of its or their partners, officers, agents, or employees from buying, selling or otherwise dealing with any securities or investments or other investment responsibility or rendering investment advice for their own account or the account of others, and they may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Fund may have an interest from time to time, whether in transactions which may involve the Fund or otherwise, except that the Investment Consultant shall comply with the Code of Conduct of the Fund and applicable law.

                                 ARTICLE XI

                                  LIABILITY

      SECTION 11.1. The Investment Consultant assumes no responsibility under this Agreement other than to render the services called for hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Consultant shall not be liable to the Fund or any of its shareholders for any act or omission or for any loss arising out of any investment.

                                 ARTICLE XII

                                  AMENDMENT

      SECTION 12. This Agreement may be amended by the parties without the vote or consent of shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Investment Consultant shall be liable for failing to do so.


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                                Article XIII

                                MISCELLANEOUS

      SECTION 13.1. COMPENSATION OF OFFICERS, DIRECTORS AND EMPLOYEES. No director, officer or employee of the Fund shall receive from the Fund any salary or other compensation as such director, officer or employee while he is at the same time a partner or employee of the Investment Consultant or AHA. This paragraph shall not apply to consultants and other persons who are not regular members of the Investment Consultant's staff.

      SECTION 13.2. INTERPRETATION. This Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois. The titles of the Articles and Sections in this Agreement have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

      SECTION 13.3. NOTICES. Any notice required or desired to be given under this Agreement shall be in writing and shall be effective when received by the party to be given such notice.

      SECTION 13.4. PERSONAL LIABILITY. No partner of the Investment Consultant shall have any personal liability for the payment of any sum due hereunder or for observance or performance of the obligations contained herein, and no other party will resort to the personal assets of the partners for payment or performance of any such obligations to the extent


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such assets exceed a partner's holdings in the Investment Consultant.

      IN WITNESS WHEREOF, the parties have executed the foregoing Agreement effective as of the day and year above written.

                                      HEWITT ASSOCIATES:

                                      By: /s/ Peter E. Frieden
                                         ---------------------------------
                                      Date:  August 5, 1988
                                           -------------------------------

                                      AHA INVESTMENT FUNDS, INC.

                                      By: /s/ Richard D. Brody
                                         ---------------------------------
                                      Date:  August 5, 1988
                                           -------------------------------


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